                        Mississippi Chemical Corporation

      Revised First Amendment to Post-Petition Credit Agreement and Waiver

Harris Trust and Savings Bank,
 individually and as DIP Agent
Chicago, Illinois

The From Time to Time Lenders Party
 to the Credit Agreement described below

Ladies and Gentlemen:

     Reference is hereby made to that certain Post-Petition Credit Agreement dated as of May 16, 2003 (the "Credit Agreement"), by and among the undersigned, Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), as debtor and debtor-in-possession, the Guarantors named therein, and Harris Trust and Savings Bank, individually and in its capacity as administrative and collateral agent thereunder, and you (all of said banks, including Harris Trust and Savings Bank in its individual capacity, being referred to collectively as the "Banks" and individually as a "Bank", and said Harris Trust and Savings Bank as administrative and collateral agent for the Banks under the Post-Petition Credit Agreement being hereinafter referred to in such capacity as the "DIP Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

     The Borrower and the Required Banks wish to amend the Credit Agreement on the terms and conditions of this amendment (the "Revised Amendment").

Section 1.  Amendments.

     Upon the satisfaction of all of the conditions precedent set forth in
Section 3 of this Revised Amendment, the Credit Agreement shall be amended as follows:

     1.1. Section 1.1(b) of the Credit Agreement shall be deleted in full and replaced with the following:

          (b) The respective maximum aggregate principal amounts of the DIP Credit at any one time outstanding and the percentage (the "Commitment Percentage") of the DIP Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Borrowers are as follows (collectively, the "DIP Commitments" and individually, a "DIP Commitment"):

     Harris Trust and Savings Bank               $  9,810,937.50     30.19%
     Morgan Stanley Senior Funding               $  2,489,277.43      7.66%

     Banc of America Strategic Solutions, Inc.   $  2,843,750.00      8.75%
     ABN AMRO Bank N.V.                          $  1,625,000.00      5.00%
     Avenue Special Situations Fund II, L.P.     $  5,606,250.00     17.25%
     SPCP Group, L.L.C.                          $  5,062,392.53     15.58%
     President and Fellows of Harvard College    $  5,062,392.54     15.58%
        Total                                    $ 32,500,000.00    100.00%

     1.2 Section 1.3(a) of the Credit Agreement shall be amended by deleting the date May 31, 2003 and substituting in its stead the date October 31, 2003.

     1.3. The Credit Agreement shall be amended by adding the following provision thereto as Section 1.9 thereof:

          Section 1.9. Termination of Borrower's Obligations. The Borrower's duties and obligations under this Agreement shall terminate and be cancelled (except for any duties and obligations which by their terms survive the termination of this Agreement) for all purposes upon the irrevocable, non-avoidable payment in full in cash (or some other form of consideration, with the applicable Bank's consent) of all of the Borrower's Pre-Petition Obligations and Post-Petition Obligations (including any unpaid interest, default interest if applicable, and fees) to the Pre-Petition Banks and the Banks, the termination of the DIP Commitments and the expiration, cancellation or cash collateralization (with Bankruptcy Court approval if the DIP Agent shall request) of all letters of credit issued under the Pre-Petition Loan Documents and this Agreement.

     1.4. Section 3.2 of the Credit Agreement shall be amended (A) by deleting the words "date hereof" appearing in the first line thereof and inserting therefor the words "Revised Amendment Effective Date" and (B) by deleting the date "May 31, 2003" appearing in the ninth line thereof and inserting therefor the date "October 31, 2003".

     1.5. Section 3.4(c) of the Credit Agreement shall be amended to read as follows:

          (c) Asset Sales Before Termination Date. In the event of any Disposition (whether voluntary or involuntary) outside the ordinary course of business of any Property of the Borrower or any of its Subsidiaries (other than any Disposition of the Trinidad Interest or any part thereof) occurring prior to the Termination Date that results in Net Cash Proceeds in excess of $1,000,000 in the aggregate, (x) the Borrower shall promptly notify the DIP Agent of such proposed Disposition or receipt of proceeds of such Disposition (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (y) promptly upon receipt by the Borrower or the Subsidiary of the Net Cash Proceeds of such Disposition, the Borrower shall deliver all of such Net Cash Proceeds in excess of $1,000,000 in the aggregate to the DIP Agent for application as follows: 50% of such Net Cash Proceeds in excess of $1,000,000 in the aggregate (the "Post-Petition Share") shall be applied to the payment of then outstanding Loans and Reimbursement Obligations and to be held as cash collateral for then outstanding L/Cs, and the other 50% of such Net Cash Proceeds in excess of $1,000,000 in the aggregate shall be applied to the payment of the Pre-Petition Obligations as provided in the Pre-Petition Credit Agreement; provided, however, that (i) if the Post-Petition Share of such Net Cash Proceeds in excess of $1,000,000 exceeds the aggregate principal amount of the then outstanding Loans and Reimbursement Obligations and the maximum amount available to be drawn under all L/Cs then outstanding under this Agreement, such excess Net Cash Proceeds shall be applied to the payment of the Pre-Petition Obligations as provided in the Pre-Petition Credit Agreement, and (ii) if no Loans, Reimbursement Obligations or L/Cs are then outstanding under this Agreement, the DIP Commitments have been reduced to zero, and all other Post-Petition Obligations have been fully paid, all such Net Cash Proceeds in excess of $1,000,000 in the aggregate shall be applied to the Pre-Petition Obligations as provided in the Pre-Petition Credit Agreement. Nothing herein contained shall impair or otherwise effect the prohibitions against the Disposition of Property contained herein and in the other Loan Documents, any requirement that the Bankruptcy Court approve such Disposition or the right of the Banks or the Pre-Petition Banks to object to such Disposition. Any proceeds of a Disposition described in this Section 3.4(c) designated to pay actual taxes payable and costs of such Disposition shall be held by the DIP Agent in escrow and shall be subject to the Liens of the DIP Agent, the Banks, the Pre-Petition Agent and the Pre-Petition Banks until applied to pay such taxes and costs.

     1.6. Section 3.4(e) of the Credit Agreement shall be amended by deleting the parenthetical expression "(subject to the Administrative Expense Carve-Out)" appearing in the last line of Subsection (iv) thereof and by deleting the period at the end of Subsection (v) thereof and adding at the end of such Section the following:

     provided that (A) $1,500,000 of Cash Collateral shall be available to pay the Administrative Expense Carve-Out, (B) Cash Collateral in an amount of $5,000,000 minus the amount, if any, by which the aggregate amount of all payments made under the Employee Retention and Severance Plans exceeds $3,500,000 shall be available to pay any unpaid balance of the Employees Plans Carve-Out and (C) the Company may use Cash Collateral for 5 Business Days after the occurrence of an Event of Default in an amount necessary to pay its payroll plus up to the lesser of (x) the amount set forth in the Budget for that period or
     (y) $3,000,000 or such other greater amount up to $5,000,000 as the DIP Agent may approve or such other greater amount over $5,000,000 as the Required Banks may approve.

     1.7. Section 4.1 of the Credit Agreement shall be amended by adding the following definitions thereto in the appropriate alphabetical order:

          "Ammonia Assets" means, collectively, the Terminal Assets and the Trinidad Interest.

          "Ammonia Liquidity Event" means the Disposition of either the Terminal Assets or the Trinidad Interest.

          "Employee Retention and Severance Plans" means the Borrower's Key Employee Retention Plan, Key Employee Severance Plan and All-Employee Supplemental Unemployment Benefit Plan containing the terms and conditions set forth on Exhibit K hereto.

          "Employee Plans Carve-Out" means $5,000,000 minus the amount, if any, by which the aggregate amount of all payments made under the Employee Retention and Severance Plans exceeds $3,500,000.

          "Financial Monitoring Package" means resetting financial covenant levels and resetting the Excess Collateral Availability Requirement for the Borrowing Base to reflect new Borrowing Base projections for the relevant period.

          "Financing Motion" means the Debtors' Motion to Reconsider Approval of Post-Petition Credit Agreement and for Other Relief and the Debtors' Emergency Motion Authorizing (1) Borrowing with Priority Over Administrative Expenses and Secured by Liens on Property of the Estates Pursuant to Sections 364(c) and (d) of the Bankruptcy Code,
     (2) Debtors' Use of Cash Collateral and Granting Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code, (3) Modifying the Automatic Stay and (4) Setting Final Hearing

          "Purchasing Card Program" means the credit/purchasing card account of the Borrower with a credit limit not to exceed $50,000 at any one time in the aggregate.

          "Purchasing Card Program Deposit" means cash, a certificate of deposit, or money market account in principal amount not to exceed $50,000 that is deposited with or pledged to, the Purchasing Card Program Issuer.

          "Purchasing Card Program Issuer" means AmSouth Bank, N.A., BankPlus or any other entity that provides the Purchasing Card Program.

          "Required Pre-Petition Lenders" means the "Required Banks" as defined in the Pre-Petition Credit Agreement.

          "Revised Amendment Effective Date" means October __, 2003.

          "Terminal Assets" means, collectively, (i) the Borrower's ammonia terminals and solid urea loading and storage facilities located in Donaldsonville, Louisiana, (ii) the Borrower's partnership interests in Houston Ammonia Terminal, L.P., (iii) the Borrower's ammonia customer contracts, (iv) the Company's ammonia terminal located in Pascagoula, Mississippi, (v) the Borrower's leasehold interest in CNR's terminal in Beaumont, Texas, and (vi) other assets (excluding accounts receivable and inventory) agreed upon by the DIP Agent.

     1.8. The definitions of the terms "Disposition" and "Maturity Date" contained in Section 4.1 of the Credit Agreement shall be amended respectively to read as follows:

          "Disposition" means, whether or not authorized pursuant to the Bankruptcy Code, the sale, lease, conveyance, liquidation, collection, monetization, financing or refinancing (other than pursuant to the DIP Credit Facility), or other disposition (including casualty and condemnation) of Property.

          "Maturity Date" means June 30, 2004.

and the definition of the term "EBITDA" contained in Section 4.1 of the Credit Agreement shall be amended by adding the following sentence at the end therof:

     In addition, EBITDA shall be computed to exclude up to $800,000 of amounts paid under the Employee Retention and Severance Plans to the extent, if any, such amounts are not paid prior to October 1, 2003.

and the definition of the term "FMCL" contained in Section 4.1 of the Credit Agreement shall be amended by adding after the words "shall mean" therein the phrase "Point Lisas Nitrogen Ltd., formerly known as".

     1.9. Section 5.18 of the Credit Agreement shall be amended by adding the phrase "and the payments subject to the Employee Plans Carve-Out" immediately before the period appearing at the end thereof.

     1.10 Section 7.9(a) of the Credit Agreement shall be amended by inserting, before the word "tenders" in the third line thereof, the phrase "the Purchasing Card Program,".

     1.11 Section 7.9(d) of the Credit Agreement shall be amended by inserting the following clause before the punctuation at the end thereof:

     and Liens in certificates of deposit or money market accounts in connection with the Purchasing Card Program

     1.12. Section 7.20 of the Credit Agreement shall be amended to read as follows:

          Section 7.20. Minimum EBITDA. The Borrower will, as of the last day of each month commencing October 31, 2003, have EBITDA for the period from October 1, 2003, through the last day of such month in an amount not less than the amount shown for such period on Schedule 7.20 and referencing, as applicable, the aggregate principal amount effective for periods prior to or following any Disposition of the Trinidad Interest; provided, however, that this Section 7.20 shall be of no further force or effect if, and when, the amount of Pre-Petition Obligations are paid down to no more than $67,500,000 pursuant to the terms of this Agreement, the MCHI Guaranty, the Standstill Agreement and the Pre-Petition Credit Agreement.

     1.13. Section 7.21 of the Credit Agreement shall be amended to read as follows:

          Section 7.21. Capital Expenditures. The Borrower shall not, nor shall it permit any Subsidiary to, expend or become obligated for Capital Expenditures during each period commencing on October 1, 2003, through the last day of each month in an aggregate amount for the Borrower and its Subsidiaries, excluding amounts for Mississippi Potash, Inc. following a Potash Liquidity Event, in excess of the amount shown on Schedule 7.21 for such period.

     1.14. Section 7.24 of the Credit Agreement shall be amended by (i) adding the phrase "and the Employee Plans Carve-Out" immediately after the phrase "except for the Administrative Expense Carve-Out" appearing in the next to last line thereof and (ii) deleting the word "Interim" from the last line thereof.

     1.15. Section 7.27(a) of the Credit Agreement shall be amended by deleting the date "June 1," from the second line thereof and adding the date "October 1," in its stead.

     1.16 Section 7.27(c) of the Credit Agreement shall be amended by adding at the end thereof the following, "and that was not contemplated in the Budget."

     1.17. The Credit Agreement shall be amended by adding the following provisions thereto as Sections 7.28, 7.29 and 7.30 thereof:

          Section 7.28. Required Liquidity Events. (a) If the Borrower has not entered into a definitive agreement for a Disposition of the Borrower's equity interest in, or the assets of, Mississippi Potash, Inc. (the "Potash Liquidity Event") in a method of Disposition acceptable to the DIP Agent before November 1, 2003, then the Borrower must have no later than November 1, 2003 a process consistent with
     Section 7.28(c) hereof acceptable to the DIP Agent, with such acceptance not to be unreasonably withheld, for the marketing and Disposition of the Terminal Assets.

               (b) No later than October 15, 2003 (or such later date as may be either agreed to by the DIP Agent or approved by the Bankruptcy Court upon finding that the Borrower has made substantial progress to achieve the deadline), the Borrower must have entered into one or more definitive agreements for an Ammonia Liquidity Event involving the Trinidad Interest that will produce Net Cash Proceeds of at least $80,000,000. The Borrower agrees to file with the Bankruptcy Court by October 16, 2003 (or the first Business Day after the date to which the preceding deadline has been extended as described above), such pleadings as are appropriate to obtain approval of any such Ammonia Liquidity Event and to close the transactions as soon as reasonably practicable thereafter but in no event later than December 31, 2003 or such later date as may be either agreed to by the DIP Agent or approved by the Bankruptcy Court upon finding that the Borrower has made substantial progress to achieve the deadline.

               (c) No later than November 15, 2003 (or such later date as may be either agreed to by the DIP Agent or approved by the Bankruptcy Court upon finding that the Borrower has made substantial progress to achieve the deadline), the Borrower must have entered into one or more definitive agreements for either an Ammonia Liquidity Event involving the Terminal Assets that will produce Net Cash Proceeds of not less than $30,000,000 or a Potash Liquidity Event that will produce Net Cash Proceeds of not less than $25,000,000. The Borrower agrees to file with the Bankruptcy Court by November 16, 2003 (or the first Business Day after the date to which the preceding deadline has been extended as described above) such pleadings as are appropriate to obtain approval of such Ammonia Liquidity Event and/or the Potash Liquidity Event and to close the transactions as soon as reasonably practicable thereafter but in no event later than February 29, 2004 or such later date as may be either agreed to by the DIP Agent or approved by the Bankruptcy Court upon finding that the Borrower has made substantial progress to achieve the deadline.

               (d) The Required Banks hereby consent to any (i) Ammonia Liquidity Event involving the Trinidad Interest that produces Net Cash Proceeds of at least $80,000,000, (ii) Ammonia Liquidity Event involving the Terminal Assets that produce Net Cash Proceeds of at least $30,000,000, and (iii) Potash Liquidity Event that produces Net Cash Proceeds of at least $25,000,000, provided that (X) any non-cash proceeds of any Ammonia Liquidity Event or Potash Liquidity Event shall be subject to a valid and enforceable first priority Lien in favor of the DIP Agent for the benefit of the Banks and the Pre-Petition Banks as provided in Section 2.1 hereof and that no other Person with a financial interest in the Borrower or any Guarantor shall have any Lien or claim upon any such non-cash proceeds, (Y) the Net Cash Proceeds of any Disposition except those involving the Trinidad Interest are applied immediately on closing pursuant to
     Section 3.1 of this Credit Agreement, and (Z) the Net Cash Proceeds of any Disposition involving the Trinidad Interest are applied immediately on closing to the Pre-Petition Obligations pursuant to the Pre-Petition Loan Documents, the Standstill Agreement, the MCHI Guaranty and the Financing Order.

          Section 7.29. Provisions Applicable Upon the Occurrence of an Event of Default. Upon the occurrence of an Event of Default, the Borrower may use Cash

     Collateral for 5 Business Days in an amount necessary to pay its payroll plus up to the lesser of $3,000,000 or the amount set forth in the Budget for that period (or such other greater amount as may be approved by (i) the DIP Agent in the case of amounts that do not exceed $5,000,000 and (ii) the Required Banks in the case of amounts that do exceed $5,000,000. In addition, within 5 Business Days of the occurrence of an Event of Default hereunder, the Borrower must (a) actively and continuously market all of the Borrower's and Subsidiaries' assets or the Borrower as a whole in a manner acceptable to the Required Pre-Petition Lenders and the Required Banks and (b) agree with the Required Banks on a divestiture budget and a new Financial Monitoring Package.

          Section 7.30. Maximum Pre-Petition Obligations. The Borrower will have total Pre-Petition Obligations at the end of each month and at all times thereafter not exceeding the amounts shown on Schedule 7.30 hereto.

     1.18. Section 8.1(b) of the Credit Agreement shall be amended by adding the phrase ", 7.28, 7.29 or 7.30" immediately after the figure "7.25" appearing therein.

     1.19. Section 8.1(j) of the Credit Agreement shall be amended by adding the phrase ", the Employee Plans Carve-Out" immediately after the phrase "the Administrative Expense Carve-Out" appearing in the next to last line thereof.

     1.20. Section 8.1(l) of the Credit Agreement shall be amended by adding before the word "; or" at the end thereof the following:

     or (iii) any plan of reorganization of the Debtors is confirmed which does not provide for the payment in full in cash (or other consideration satisfactory to each respective Bank and Pre-Petition Bank in its sole and arbitrary discretion) of the Obligations and the Pre-Petition Obligations upon the effective date of the plan

     1.21. Section 8.1(q) of the Credit Agreement shall be amended by adding the clause "or the priority of any or all of the DIP Agent's and/or the Banks' claims, liens or security interests" immediately before the phrase "and which modification is not acceptable" in the third line thereof.

     1.22. Section 8.1(r) of the Credit Agreement shall be amended by adding the phrase "and the Employee Plans Carve-Out" immediately after the phrase "the Administrative Expense Carve-Out" appearing in the parenthetical expression contained in the next to last line thereof.

     1.23. Section 8.1(u) of the Credit Agreement shall be amended to read as follows:

          (u) The Bankruptcy Court shall not overrule any objection filed with respect to the Lien Finding on or before the date set by the Bankruptcy Court for ruling on the objections, so long as the DIP Agent has agreed to the ruling date; or"

     1.24. Section 8.1 of the Credit Agreement shall be amended by replacing the period appearing at the end of subsection (v) thereof with "; or" and by adding the following provision thereto as subsection (w) thereof:

          (w) If by December 31, 2003 (or such later date as may be either acceptable to the DIP Agent or approved by the Bankruptcy Court upon finding that the Borrower has made substantial progress to achieve this deadline), the Borrower has not applied, or directed its Subsidiaries to apply, the Net Cash Proceeds of an Ammonia Liquidity Event involving the Trinidad Interest of at least Eighty Million Dollars ($80,000,000) to the Pre-Petition Obligations; or

     1.25. Section 8.1 of the Credit Agreement shall be amended by adding the following provision thereto as subsection (x) thereof:

          (x) If by February 29, 2004 (or such later date as may be either acceptable to the DIP Agent or approved by the Bankruptcy Court upon finding that the Borrower has made substantial progress to achieve this deadline) the Borrower has not received Net Cash Proceeds of either (i) an Ammonia Liquidity Event involving the Terminal Assets of at least Thirty Million Dollars ($30,000,000) or (ii) the Potash Liquidity Event of at least Twenty Five Million Dollars ($25,000,000) and disbursed such Net Cash Proceeds as provided in Section 3.4 of this Agreement; or"

     1.26 Section 8.1 of the Credit Agreement shall be amended by adding the following provision thereto as subsection (y) thereof:

          (y) non-compliance or default by the Debtors with any of the terms and provisions of the Financing Order.

     1.27. The Credit Agreement shall be amended by substituting or adding, as appropriate, as Exhibit I and as Schedules 7.20, 7.21 and 7.30 thereto the respective form of Exhibit I and of Schedules 7.20, 7.21 and 7.30 attached to this Revised Amendment. The Credit Agreement shall be amended by substituting or adding, as appropriate, as Exhibit K thereto the form of Exhibit K attached as an Exhibit to the Financing Motion.

     1.28. The Required Banks hereby consent to the Employee Retention and Severance Programs.

Section 2. Waiver.

     2.1.  Upon the satisfaction of the conditions precedent contained in
Section 3 hereof, the Required Banks waive any Event of Default under Section
7.20 or Section 8.1(i) of the Credit Agreement resulting from a breach under decretal 15(g) of the Interim Financing Order that occurred before the Revised Amendment Effective Date.

     2.2. The waiver contained in Section 2.1 is limited to the matters expressly stated herein and shall become effective only upon the satisfaction of the conditions precedent set forth in Section 3 hereof. By accepting this waiver by the Required Banks of the foregoing requirement, the Borrower agrees that it remains obligated to comply with the terms of the Credit Agreement and related documents and that the Required Banks shall not be obligated in the future to waive any provision of the Credit Agreement and related documents and may exercise their rights and remedies under the Loan Documents and otherwise as though such waiver had never been made.

Section 3. Conditions Precedent.

     This Revised Amendment shall become effective upon the satisfaction of all of the following conditions precedent:

     3.1. The Borrower, the DIP Agent and the Required Banks shall have executed this Revised Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

     3.2. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 of the Credit Agreement; provided, that such financial statements for the fiscal period ending June 30, 2003 shall be subject to change based on completion of audited financial results.

     3.3. After giving effect to this Revised Amendment, the Borrower shall be in full compliance with all of the terms and conditions of the Loan Documents and no Event of Default or Potential Default shall have occurred and be continuing thereunder.

     3.4. The Final Financing Order, in a form acceptable to the DIP Agent, the Pre-Petition Agent and their respective counsel, shall have been entered by the Bankruptcy Court after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect.

     3.5. The Required Pre-Petition Lenders shall have consented to the Employee Retention and Severance Plans and to the Employee Plans Carve-Out.

Section 4. Miscellaneous.

     4.1. Each of the Guarantors acknowledges the execution of the foregoing Revised Amendment by the Borrower and acknowledges that this consent is not required under the terms of the Credit Agreement and that the execution hereof by the Guarantors shall not be construed to require the Banks to obtain their acknowledgment to any future amendment, modification or waiver of any term of the Credit Agreement except as otherwise provided in the Credit Agreement. Each of the Guarantors hereby agree that the Guaranty shall apply to all indebtedness, obligations and liabilities of the Borrower to the Banks under the Credit Agreement, as amended pursuant to this Revised Amendment, and that its obligations under the Credit Agreement shall be and remain in full force and effect.

     4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Revised Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.3. This Revised Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereby may execute this Revised Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Revised Amendment shall be governed by the internal laws of the State of Illinois.

     Upon acceptance hereof by the DIP Agent and the Banks in the manner hereinafter set forth, this Revised Amendment shall be a contract between us for the purposes hereinabove set forth.

     Dated as of October 2, 2003.

                                        Mississippi Chemical Corporation, as
                                         Debtor and Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Name:  Timothy A. Dawson
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

                                        Guarantors:

                                        MissChem Nitrogen, L.L.C., as Debtor and
                                         Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Name:  Timothy A Dawson
                                          Title: Vice President of Finance and
                                                 Treasurer

                                        Mississippi Nitrogen, Inc., as Debtor
                                         and Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Name:  Timothy A Dawson
                                          Title: Vice President of Finance and
                                                 Treasurer

                                        Triad Nitrogen, L.L.C., as Debtor and
                                        Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Its Vice President of Finance and
                                          Treasurer

                                        Mississippi Phosphates Corporation, as
                                        Debtor and Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Its Vice President of Finance and
                                          Treasurer

                                        Mississippi Potash, Inc., as Debtor and
                                        Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Its Vice President of Finance and
                                          Treasurer

                                        Eddy Potash, Inc., as Debtor and
                                        Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Its Vice President of Finance and
                                          Treasurer

                                        Mississippi Chemical Management Company,
                                          as Debtor and Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Its Vice President of Finance and
                                          Treasurer

                                        Mississippi Chemical Company, L.P., as
                                          Debtor and Debtor-in-Possession


                                        By: Mississippi Chemical Management
                                            Company, its general partner


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Its Vice President of Finance and
                                          Treasurer

                                        Melamine Chemicals, Inc., as Debtor and
                                          Debtor-in-Possession


                                        By  /s/ Timothy A. Dawson
                                           -------------------------------------
                                          Its Vice President - Finance

     Accepted and Agreed to as of the day and year last above written.

                                        Harris Trust And Savings Bank
                                          individually and as DIP Agent


                                        By  /s/ Lawrence A. Mizera
                                          --------------------------------------
                                          Name:  Lawrence A. Mizera
                                          Title: Vice President

                                        Morgan Stanley Senior Funding, Inc.


                                        By  /s/ Daniel Allen
                                          --------------------------------------
                                          Name:  Daniel Allen
                                          Title: Vice President

                                        Banc of America Strategic Solutions, Inc

                                        By  /s/ Charles A. Kerr
                                          --------------------------------------
                                          Name:  Charles A. Kerr
                                          Title: Managing Director

                                        ABN AMRO Bank N.V.


                                        By  /s/ Steven C. Wimpenny
                                          --------------------------------------
                                          Name:  Steven C. Wimpenny
                                          Title: Group Senior Vice President


                                        By  /s/ Clifford G. Blasberg
                                          --------------------------------------
                                          Name:  Clifford G. Blasberg
                                          Title: Group Vice President

                                        Avenue Special Situations Fund II, L.P.,
                                          as Buyer


                                        By: Avenue Capital Partners II, LLC,
                                            General Partner


                                            By: GL Partners II, LLC, Managing
                                                Member of General Partner


                                        By  /s/ Marc Larsey
                                          --------------------------------------
                                          Name:  Marc Larsey
                                          Title: Managing Partner


                                        By
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                        SPCP Group, L.L.C.


                                        By  /s/ Jeffrey A. Gelfand
                                          --------------------------------------
                                          Name:  Jeffrey A. Gelfand
                                          Title: Chief Financial Officer

                                        President and Fellows of Harvard College


                                        By: Whippoorwill Associates Incorporated
                                            Its: Agent and Authorized Signatory


                                        By  /s/ Shelley F. Greenhaus
                                          --------------------------------------
                                          Name:  Shelley F. Greenhaus
                                          Title: Managing Director

                                  Schedule 7.20

                           Minimum Required EBITDA /1/

                         Minimum Required         Minimum Required
                          Amount Prior To          Amount Following
  Period Ending           Any Disposition          Any Disposition

 October 31, 2003        ($        750,000)       ($      1,250,000)
November 30, 2003         $         20,000        ($        480,000)
December 31, 2003         $      1,040,000         $        540,000
 January 31, 2004         $      2,960,000         $      2,440,000
February 29, 2004         $      3,610,000         $      2,980,000
  March 31. 2004          $      2,730,000         $      2,260,000
  April 30, 2004          $      3,800,000         $      3,140,000
   May 31, 2004           $      3,840,000         $      3,170,000
  June 30, 2004           $      3,660,000         $      3,020,000

----------
/1/  Numbers in parentheses are negative amounts.

                                  Schedule 7.21

                     Maximum Permitted Capital Expenditures

                         Maximum Permitted
  Period Ending               Amount

 October 31, 2003        $       2,800,000
November 30, 2003        $       5,300,000
December 31, 2003        $       6,400,000
 January 31, 2004        $       7,100,000
February 29, 2004        $       7,700,000
  March 31, 2004         $       9,000,000
  April 30, 2004         $       9,600,000
   May 31, 2004          $      10,300,000
  June 30, 2004          $      10,800,000

                                  Schedule 7.30

                   Maximum Permitted Pre-Petition Obligations

                         Maximum Permitted
  Period Ending               Amount

October 31, 2003         $     159,030,000
November 30, 2003        $     159,030,000
December 31, 2003        $     159,030,000
January 31, 2004         $      80,000,000
February 29, 2004        $      80,000,000
 March 31, 2004          $      67,500,000
 April 30, 2004          $      67,500,000
  May 31, 2004           $      67,500,000
  June 30, 2004          $      67,500,000

                                    Exhibit I

                   Excess Collateral Availability Requirement

                         Excess Collateral
                            Availability
  Period Ending             Requirement

 October 31, 2003        $      35,120,000
November 30, 2003        $      32,980,000
December 31, 2003        $      32,660,000
 January 31, 2004        $      31,990,000
February 29, 2004        $      31,270,000
  March 31, 2004         $      30,900,000
  April 30, 2004         $      32,900,000
   May 31, 2004          $      35,510,000
  June 30, 2004          $      36,930,000